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                                                                   EXHIBIT 10.10


                             O.E.M. SUPPLY CONTRACT


         THIS AGREEMENT, effective as of July 24,1998 by and between SULZER CARBOMEDICS INC., a corporation organized and existing under the laws of the State of Delaware, with its principal office located at 1300 East Anderson Lane, Austin, Texas 78752 ("Sulzer Carbomedics") and CV DYNAMICS DBA MEDICAL INCORPORATED, a corporation organized and existing under the laws of the State of Minnesota, with its principal office located at 9605 West Jefferson Trail, Inver Grove Heights, Minnesota 55077 (hereafter "Manufacturer").

         1. RECITALS AND DEFINITIONS.

                  (a) MANUFACTURER'S BUSINESS. Manufacturer is engaged in the business of designing, manufacturing and selling medical devices, including Manufacturer's proprietary cardiac valve prostheses.

                  (b) SULZER CARBOMEDICS' BUSINESS. Sulzer Carbomedics is engaged in the business of manufacturing mechanical components for cardiac valve prostheses, particularly such components coated with its proprietary Pyrolite(R)and Biolite(R)pyrocarbon.

                  (c) MECHANICAL HEART VALVE COMPONENTS. The term "Mechanical Heart Valve Components" (hereafter "Components") means and includes mechanical Components for use in cardiac valve prostheses manufactured by Sulzer Carbomedics according to the written specifications and drawings of the Manufacturer furnished to Sulzer Carbomedics (the "Specifications") which Components are coated with Pyrolite(R) and Biolite(R). A Component may be either a disc or an orifice. The Specifications have been agreed to between Sulzer Carbomedics and Manufacturer and are identified in Exhibit A, attached to and made part of this Agreement.

                  (d) VALVE SET EQUIVALENT. The term "Valve Set Equivalent" as used herein means any combination of Components whose individual base prices, when summed, result in a total price equal to a multiple of the base price of one disc and one orifice.

         2. PURCHASE OF GOODS. Manufacturer is required to purchase its carbon-coated Components exclusively from Sulzer Carbomedics during the term of this Agreement. However, Manufacturer may purchase from another company carbon-coated items used in cardiac valve prostheses if those items have specifications other than those identified in Exhibit A. In that event, Manufacturer is required to offer Sulzer Carbomedics an opportunity to bid on those items. This opportunity will include providing Sulzer Carbomedics with a copy of the product specifications and will last for a period of at least 45 days.

         3. PRICE.

                  (a) Effective as of the date first written above, Sulzer Carbomedics agrees to supply such Components at the prices set forth in Exhibit B. As defined in Exhibit B, these prices are a combination of a base price for each component and a factor based on the lead time provided for a purchase order.

                  (b) Such prices will be adjusted for inflation, effective January 1 of each calendar year beginning January 1, 1999. The adjusted prices for each calendar year will be the prices for the prior calendar year plus such prices times an inflation factor equal to the 12-month average

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         percentage change in employment costs for private industry workers
         (excluding farmers) for the 12 months ending September 30 as indicated on Table 3 of the Employment Cost Index published by the Bureau of Labor Statistics of the United States Department of Labor or, if the Employment Cost Index should cease to be published, any comparable category in a comparable index to be agreed to in good faith by the parties. Prices will not be adjusted in the event that the inflation factor calculated under this section is negative. If the Employment Cost Index is not available when the first purchase order(s) in any calendar year is issued, the prices for Components purchased under such purchase order(s) will be the prices for the prior calendar year times the 12-month average percentage change in employment costs as of the end of the second calendar quarter. Such prices will be retroactively adjusted to reflect the 12-month average set out in Paragraph 3(b) of this Agreement.

                  (c) Components purchased pursuant to any purchase order placed by the Manufacturer and accepted by Sulzer Carbomedics within one week of the date first written above will be purchased at the base prices set forth in Exhibit B.

         4. MINIMUM QUANTITY AND SCHEDULE. Manufacturer will purchase the minimum number of Valve Set Equivalents during the term of this Agreement as set forth in Exhibit B in approximate equal increments. In the event that Manufacturer purchases less than the minimum required quantity in any calendar year, Manufacturer will, within 90 days of the end of that calendar year, pay Sulzer Carbomedics [*] per Valve Set Equivalent not ordered up to the minimum commitment.

         5. ORDERING PROCEDURE.

                  (a) PURCHASE ORDERS. Sales of Components will be made pursuant to purchase orders issued by Manufacturer to Sulzer Carbomedics, specifying weekly or monthly delivery schedules by size and quantity, price extension (based on Exhibit B pricing) and method of shipment. Manufacturer will use its best efforts to maintain a uniform weekly or monthly delivery schedule in terms of size and quantity of Components ordered. Contemporaneously with the execution of this Agreement, Manufacturer will issue purchase orders for the first 4 months of the term of this Agreement. Thereafter, beginning one month after the commencement of the term of this Agreement, subsequent purchase orders will be issued by Manufacturer to Sulzer Carbomedics for periods of one month or more, and at least three months in advance of the first requested delivery. Each purchase order will be accompanied by a nonbinding forecast of purchases, by size and quantity, planned for each of the two months following the period of the purchase order, up to six months from the date the purchase order is issued.

                  (b) LIMITATIONS ON QUANTITIES ORDERED. In order to enable Sulzer Carbomedics to plan production and in order to assure Manufacturer a steady and predictable supply of Components, Manufacturer agrees that each new thirteen-week order for Components will not increase or decrease by more than 15 percent from the immediately preceding thirteen week order. The 15 percent variation will be calculated by comparing each new order(s) for Components to the immediately preceding order(s) for Components. Notwithstanding the foregoing, Sulzer Carbomedics will use its reasonable best efforts to manufacture Components sufficient to fill Manufacturer's orders which exceed the 15 percent maximum variation limitation.


*Confidential portion omitted and filed separately with the SEC.

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                  (c) RAW MATERIALS. Manufacturer acknowledges that certain raw materials ("Raw Materials") which are identified on Exhibit C, attached to and made part of this Agreement, are unique to the Component and are sold in minimum quantities which may exceed a 13-week supply. Manufacturer hereby authorizes Sulzer Carbomedics to maintain a sufficient supply of Raw Materials to ensure a steady production schedule.

         6. CHANGES.

                  (a) SPECIFICATION CHANGES REQUESTED BY MANUFACTURER. Manufacturer will have the right, from time to time, to make such changes in the Specifications as it deems necessary or desirable. All such changes, however, will be made by written notice. If any change increases Sulzer Carbomedics' costs, Sulzer Carbomedics' price to Manufacturer will be increased proportionately. The effective date for all such changes will be negotiated in good faith between Manufacturer and Sulzer Carbomedics. If any inventory of Raw Materials, work-in-process or finished goods should become obsolete as a result of such a change, Manufacturer will reimburse Sulzer Carbomedics for the cost of such obsolete inventory on a percentage-of-completion basis. In addition, if any such change requires Sulzer Carbomedics to incur additional engineering expenses, Sulzer Carbomedics and Manufacturer will negotiate and agree to the expenses prior to the change being implemented.

                  (b) SPECIFICATION CHANGES REQUESTED BY SULZER CARBOMEDICS. Sulzer Carbomedics will have the right, from time to time, to request but not require that the Manufacturer make changes in the Specifications as it deems necessary or desirable. All such requests, however, will be made by written notice. Prior to the change in the Specifications being implemented, Sulzer Carbomedics and Manufacturer will negotiate and agree to the effective date of the change, to any change in the purchase price or quantity, and to any reimbursement for obsolete inventory or for additional expenses incurred by Sulzer Carbomedics.

                  (c) MANUFACTURING PROCESS CHANGES. Sulzer Carbomedics will have the right to change any of the processes by which it manufactures Components furnished to the Specifications, as it deems necessary or desirable. Sulzer Carbomedics will notify Manufacturer in writing, and obtain the written approval of Manufacturer before implementing any change which affects the biocompatibility or mechanical properties of the Pyrolite(R) coating on the Components. However, Sulzer Carbomedics may implement a change to any of its manufacturing and inspection processes without notifying or obtaining the consent of Manufacturer if that change does not affect the biocompatibility or mechanical properties of the Pyrolite(R) coating on the Components.

         7. TRANSPORTATION COSTS. Sulzer Carbomedics will ship Components to Manufacturer f.o.b. Sulzer Carbomedics' facility (point of origin). Sulzer Carbomedics will invoice Manufacturer for each shipment the total purchase price and the cost of shipping or will charge the cost of shipment to Manufacturer's account with the carrier, at Manufacturer's option.

         8. PAYMENT. Sulzer Carbomedics will invoice Manufacturer on shipment or completion of services, as applicable, for all amounts due under this Agreement, including without limitation amounts due under Sections 10(b) and 14. Each invoice is due and payable in full at Sulzer Carbomedics' offices, within 90 days after the date of invoice. If Manufacturer is delinquent in payment of any invoice, Sulzer Carbomedics may refuse to ship, require cash in advance, letters of credit or other terms, without limiting Sulzer Carbomedics' remedies. Manufacturer will pay a service charge of 1.5 percent per month or the maximum rate allowed by law, whichever is lower, on all invoiced amounts due but not paid from and after the date due.

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         9. EXCUSABLE DELAY OR FAILURE TO PERFORM. Neither party will be liable for a delay in performance of or failure to perform an obligation under this Agreement (except an obligation to make payment promptly when due), if and to the extent such delay or failure is attributable to any cause beyond the reasonable control of such party (the "affected party"). Such causes may include but are not limited to act of God, act of government, war or related actions, civil insurrection, riot, sabotage, strike or other labor difficulties, epidemic, fire, flood, windstorm, failure of suppliers, subcontractors or carriers, inability to obtain required materials or qualified labor. The affected party will give prompt notice of the cause to the other party, and will resume performance with reasonable diligence upon cessation of the cause of the delay or failure. If the affected party's performance is suspended or delayed because of the operation of this paragraph, the term of this agreement will be correspondingly extended. Six months after suspension or delay begins, whether excused or not, Manufacturer will pay Sulzer Carbomedics for all unused Raw Materials, work in process and finished goods on a percentage-of-completion basis. Upon receipt of payment, Sulzer Carbomedics will ship the finished goods and Raw Materials to Manufacturer. Sulzer Carbomedics may, however, hold all work in process in trust for Manufacturer for a period of time not to exceed 12 months after the beginning of suspension or delay. Sulzer Carbomedics and Manufacturer will each have the right to count the work in process. At the end of the 12-month period and provided Manufacturer has paid for it, Sulzer Carbomedics will destroy the work in process under the observation of representatives of Manufacturer.

         10. INSPECTION OF SHIPMENT AND APPROVAL BY MANUFACTURER.

                  (a) MANUFACTURER'S INSPECTION PROCEDURES. Upon receipt by Manufacturer of any particular shipment of Components, Manufacturer will have the right to inspect each Component shipped and to submit such Components to Manufacturer's reasonable quality control procedures to determine that the Components conform to the agreed Specifications. Manufacturer has the responsibility prior to commencement of manufacture of Components by Sulzer Carbomedics to describe to Sulzer Carbomedics the reasonable quality control procedures which will be adopted by Manufacturer in order that Sulzer Carbomedics, at its option, may integrate these quality control procedures of Manufacturer with those adopted by Sulzer Carbomedics to ensure that the Components supplied by Sulzer Carbomedics conform to the Specifications of the Manufacturer. Manufacturer reserves the right to make any reasonable change or modification in Manufacturer's quality control procedure, provided that the precision must remain within the limits of the Sulzer Carbomedics capability to produce the Components at the agreed upon contract price and terms. If any such change or modification increases Sulzer Carbomedics cost, Sulzer Carbomedics' price to Manufacturer will be increased. Manufacturer will notify Sulzer Carbomedics, in writing, of any such change or modification in the quality control procedure, and Sulzer Carbomedics will be allowed a reasonable time subsequent to receipt by manufacturer of such notice within which to modify Sulzer Carbomedics' quality control procedures.

                  (b) MANUFACTURER'S RIGHT TO REJECT. Manufacturer will have the right to reject Components which fail to conform to the agreed Specifications and return same to Sulzer Carbomedics at Manufacturer's expense. However, in conjunction with the rejection of such Components, Manufacturer has the affirmative responsibility of providing Sulzer Carbomedics with a written, comprehensive description of the basis of the rejection by Manufacturer of the Components being returned and/or a description of the mode in which the Components being returned fail to meet Manufacturer's Specification. If Sulzer Carbomedics, in its reasonable opinion and confirmed by actual test, finds that the parts rejected by the Manufacturer do not meet Specifications, Sulzer Carbomedics will at its option repair or replace the rejected Component or issue a credit memo to Manufacturer for the cost of the Components returned as well as all shipment costs to and from Manufacturer. For purposes of this Agreement, Manufacturer is deemed to have accepted all Components shipped which are not affirmatively

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         rejected by Manufacturer within 60 days of receipt. If, during any
         3-month period, the total number of Components returned by Manufacturer as non-conforming and subsequently determined to be in fact conforming to Specifications exceeds 5 percent of the total number of Components delivered to Manufacturer during the same period, Manufacturer will pay Sulzer Carbomedics an additional handling charge of $50.00 per Component for each in-specification Component in excess of that 5 percent.

         11. WARRANTIES. Although Sulzer Carbomedics agrees to carry out this Agreement in accordance with its standard operating practices, Sulzer Carbomedics makes no warranties of any kind, express or implied, concerning the performance of the Components or of the accuracy or completeness of any information Sulzer Carbomedics furnishes pursuant to this Agreement. Specifically, Sulzer Carbomedics MAKES NO WARRANTY OF FITNESS FOR THE PURPOSE INTENDED AND NO WARRANTY OF MERCHANTABILITY. Sulzer Carbomedics' sole responsibility will be, at Sulzer Carbomedics' option, to repair, replace or issue credit respecting any Components having defects in material workmanship at the time of shipment by Sulzer Carbomedics, provided any such Component is returned by Manufacturer to Sulzer Carbomedics f.o.b. destination within 60 days after receipt of such Component(s). This paragraph concerning warranties states Sulzer Carbomedics' entire obligation and the sole and exclusive remedy of Manufacturer and any third party claiming under Manufacturer respecting the components or any defects therein.

         12. LIMITATION OF LIABILITY AND INDEMNITY.

                  (a) LIMITATION ON SULZER CARBOMEDICS' RESPONSIBILITY. Under no circumstances will Sulzer Carbomedics be liable or responsible for direct, incidental, consequential and/or special damages arising out of use or implantation of prostheses employing Components supplied hereunder including, but not limited to, damage to property of Manufacturer or of other persons, or for injury to or death of any person.

                  (b) MANUFACTURER'S RESPONSIBILITY. Sulzer Carbomedics will have no control over the uses to which the Components will be devoted, or over the circumstances of their use, storage, handling, distribution or application. Manufacturer will assume full responsibility with respect to the use of any Component or information furnished by Sulzer Carbomedics hereunder, and it is mutually agreed that Sulzer Carbomedics assumes no liabilities of any kind with respect to the use by Manufacturer or any third party of such Components or information.

                  (c) HOLD HARMLESS. If Manufacturer undertakes to supply the Components to others, it does so in its own discretion and upon its own judgment as to risk. Manufacturer agrees, at its own expense, to defend, indemnify, and hold harmless Sulzer Carbomedics, its officers, agents, and employees from and against any and all claims, losses, damages, causes of action, suits and liability of every kind, including all expenses of litigation, court costs, and attorney's fees, for injury to or death of any person, or for damage to any property, arising from or out of or in connection with the design, manufacture, marketing, sale, implantation, or use of any Component supplied under this Agreement or the failure by Sulzer Carbomedics to warn Manufacturer or any person of any defect in or risk associated with a Component supplied under this Agreement, regardless of whether such injury, death, or damages are caused in whole or in part by the negligence of Sulzer Carbomedics, its officers, agents, or employees or whether Sulzer Carbomedics is determined to be strictly liable for such injury, death, or damage. It is the express intention of the parties, both Sulzer Carbomedics and Manufacturer, that the indemnity obligations and liabilities assumed by Manufacturer in this paragraph be without monetary limit and without regard to causes thereof including but not limited to any failure to warn, strict

                                       5
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         liability, or the negligence of Sulzer Carbomedics, its officers, agents or employees, whether the negligence be sole, joint, or concurrent, active or passive.

         Manufacturer further agrees, at its own expense, to defend, indemnify, and hold harmless Sulzer Carbomedics from and against any and all claims, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, court costs, and attorney's fees, based on a claim alleging that the Components or any of the Components infringe a patent of any third party.

         Sulzer Carbomedics agrees, at its own expense, to defend, indemnify, and hold harmless Manufacturer from and against any and all claims, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, court costs, and attorney's fees, based on a claim that Sulzer Carbomedics' manufacturing processes or the materials used in the fabrication or coating of the Components infringe the patent of any third party.

                  (d) GENERAL LIABILITY/PRODUCT LIABILITY INSURANCE. Manufacturer will maintain liability insurance, including coverage for products liability and completed operations, during the term of this Agreement with minimum annual limits of $5 million per claim/aggregate. Manufacturer's annual product liability insurance self-insured retention shall not exceed $50,000 per claim, $150,000 aggregate unless written consent is first provided in writing by Sulzer Carbomedics. Claims falling within Manufacturer's self-insured retention shall be the responsibility of Manufacturer. If coverage is written on a claims-made basis, Manufacturer will maintain a seven year tail (extended reporting period) from the date of cancellation or nonrenewal and the policy shall contain an endorsement which specifically provides that in the event Manufacturer fails to purchase the tail coverage, Sulzer Carbomedics has the right, but not the obligation, to purchase the tail coverage. The policy will also contain a provision stating that it is primary regardless of any other insurance which may be in force. The liability insurance so maintained will be written by an insurance carrier acceptable to Sulzer Carbomedics, include Sulzer Carbomedics as an additional insured, and contain an endorsement to provide Sulzer Carbomedics with at least 30 days prior written notice of any cancellation, nonrenewal, or coverage reduction. Manufacturer will purchase and maintain insurance after the termination of this Agreement which will provide the coverage and limits described above with Sulzer Carbomedics as an additional insured during the period any Components supplied by Sulzer Carbomedics during the term of this Agreement remain implanted in any living patient. Sulzer Carbomedics may demand evidence of coverage, including a certified copy of the policy, at any time during the term of this Agreement and during the period Manufacturer is required to maintain coverage thereafter. In the event Manufacturer fails to provide Sulzer Carbomedics with evidence of the liability insurance required to be maintained pursuant to the provisions of this paragraph and the failure continues for 10 days following Manufacturer's receipt of a notice advising Manufacturer of its failure to provide such evidence, then at any time thereafter during the pendency of such failure, Sulzer Carbomedics will have the option in its sole discretion to terminate this Agreement or to purchase the insurance at Manufacturer's expense.

         13. CONFIDENTIALITY. Any information to be disclosed by either party to the other pursuant to this Agreement, and which is deemed by the disclosing party to constitute confidential or proprietary information must be disclosed in writing and conspicuously labeled as confidential information of the disclosing party, or with words of similar impact. Subject to Paragraph 14(d) below, any such confidential information which is initially disclosed orally must be noted at the outset by the disclosing party as confidential information, and must be reduced to writing and submitted by the disclosing party to the receiving party within 15 business days after the original oral disclosure.

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         All information, inventions and improvements relating to pyrocarbon or coatings developed by the Sulzer Carbomedics will be the property of Sulzer Carbomedics.

         The receiving party will hold all such information in strict confidence and will use it solely for the purposes for which it is supplied under this Agreement. The receiving party will not disclose such information to any third party or use same for the benefit of any third party. The foregoing restrictions will not apply to any information which

                           (i) is not disclosed and labeled as provided in the
                  first paragraph of this Section (except orally disclosed information for the first 15 business days thereafter, pending the submission of same in writing) or

                           (ii) known to the receiving party prior to receipt
                  thereof from the disclosing party or

                           (iii) of public knowledge without breach by the
                  receiving party of its obligations hereunder or

                           (iv) rightfully received by the receiving party from
                  a third party without restriction on disclosure or use or

                           (v) disclosed by the disclosing party to a third
                  party without restriction on disclosure or use or

                           (vi) independently developed by personnel of the
                  receiving party who have not had access to or knowledge of the contents of the disclosing party's disclosure or

                           (vii) disclosed after receiving the written consent
                  therefor of an authorized officer of the disclosing party;

provided that in the events (ii) (iii) , (iv), (v) , (vi) and (vii), the receiving party can demonstrate same to the reasonable satisfaction of the disclosing party.

         The restrictions on use and disclosure of information under this Section will survive the expiration or termination of this Agreement.

         14. TERMINATION. This Agreement will become effective on the date first above written and, unless earlier terminated as provided in this Agreement, will continue in effect until December 31, 2000.

                  (a) Sulzer Carbomedics may terminate this Agreement if Manufacturer fails to make any payment promptly when due, or if Manufacturer infringes any patent of Sulzer Carbomedics by making or having made any product or using any method covered by such patent in or in preparation for commercial sale of cardiac valve prostheses, or if Manufacturer is in default of any of its material obligations under this Agreement. Sulzer Carbomedics must notify the Manufacturer in writing of any such default and allow the Manufacturer 30 days in which to cure such default, and if such default is not cured within that period, or such default is so cured but is subsequently repeated, Sulzer Carbomedics may, by giving notice of default, terminate this agreement in writing at anytime thereafter. Sulzer Carbomedics' remedies will not be deemed exclusive, but are in addition to any and all other remedies available at law or under this Agreement.

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                  (b) Manufacturer may terminate this Agreement upon 90 days written notice to Sulzer Carbomedics if Sulzer Carbomedics defaults on any of its material obligations hereunder and such default is not cured within 30 days after Sulzer Carbomedics receives notice.

                  (c) If Manufacturer terminates this Agreement for any reason other than the default of Sulzer Carbomedics (whether or not such termination is permitted under this Agreement) or decides not to renew or extend this Agreement, Manufacturer will pay for all completed Components conforming to Manufacturer's Specifications and pay the cost of all work in process on a percentage-of-completion basis, the cost of all expendable tooling, and the cost of any unused Raw Materials. Inventories will be disposed of as provided in Section 9. The obligations of this paragraph 14(c) will be in addition to and not in lieu of Sulzer Carbomedics' other legal, contractual and equitable remedies, if any.

                  (d) Sections 8. 10, 11, 12, and 13 will survive termination or expiration of this Agreement and remain in effect for the respective periods specified therein, or, if no period is specified, for a period which is reasonable in the circumstances.

         15. QUALITY ASSURANCE. Sulzer Carbomedics' Quality Assurance Manual establishes the quality control system to be employed throughout the performance of this Agreement. A copy of this manual--with Sulzer Carbomedics' proprietary information, if any, deleted--will be made available to Manufacturer.

         16. ASSIGNMENT. Neither party will have the right to assign this Agreement, in whole or in part, to any third party without the prior written consent of a duly authorized officer of the other party, which consent will not be unreasonably withheld. An attempted assignment without consent will be grounds for termination of this Agreement by such other party, without thereby affecting any rights or remedies it may have under this Agreement or at law. Notwithstanding the foregoing, Sulzer Carbomedics may freely assign this Agreement to any company controlling, controlled by or under common control with Sulzer Carbomedics or succeeding to the entire business of Sulzer Carbomedics. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns to which such consent, if necessary, is given.

         17. GENERAL.

                  (a) WAIVERS. No waiver of any right or remedy hereunder will be effective unless based upon a writing signed by the party against whom it is sought to be enforced.

                  (b) NOTICES. All notices required or permitted under this Agreement must be made in writing and delivered in person or by certified or registered mail, postage prepaid, addressed to the attention of the President of the other party at the respective address first written above, or such other address as may be given by notice.

                  (c) SEVERABILITY. if any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such provision will be severed from this Agreement and the remaining provisions will be unaffected thereby. The parties will promptly meet and negotiate a substitute provision meeting as closely as possible the intent of the invalid or unenforceable provision and, with reasonable precision, avoiding the defects of the original provision.

                  (d) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties in respect of the subject matter of this Agreement and

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         supersedes all prior agreements, understanding, discussions and communications between the parties respecting such subject matter. No modification of this Agreement will be effective unless made in writing signed by a duly authorized officer of each party, except as otherwise expressly permitted herein. Nothing in this Agreement will limit the scope of subsequent, written agreements, signed by both parties, related to nondisclosure of confidential information. In the event of a conflict between this Agreement and the terms and conditions contained in the Specifications or in Manufacturers purchase orders, the terms of this Agreement will control.

                  (e) GOVERNING LAW. This Agreement has been entered into under the laws of the State of Texas and will be governed by and construed in accordance with those laws.

         Executed by the parties as of the day and year first written above.

                                     CV DYNAMICS DBA MEDICAL INCORPORATED


                                     By: /s/ Gene Stobbs
                                       -----------------------------------------

                                     Typed Name: Gene Stobbs
                                                 -------------------------------

                                     Title: Vice President
                                            ------------------------------------



                                     SULZER CARBOMEDICS. INC.


                                     By: /s/ Charles D. Griffen
                                         ---------------------------------------

                                     Typed Name: Charles D. Griffen
                                                 -------------------------------

                                     Title: V.P., General Manager - Operations
                                            ------------------------------------


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                                    EXHIBIT A

                                 SPECIFICATIONS


Medical Incorporated Specification 100043-TAB, Rev. D., Pyrolitic Carbon-Coated Graphite, Silicon Alloyed

Medical Incorporated Drawing C-200049-TAB, Rev. V., Disc-Omni Series

Medical Incorporated Drawing D-200183-TAB, Rev. P., Omnicarbon Prosthetic Heart Valve, Critical Dimensions


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                                    EXHIBIT B

                          PRICE AND QUANTITY SCHEDULES


PRICES

         The price charged for each component will be determined by both a base price for each component and a factor based on the lead time provided for each shipment. During 1998, the base prices will be [*] for each disc and [*] for each orifice. The price charged for each component will be the base price multiplied by a factor based on the lead time for each shipment. If the lead time provided is 13 weeks or more, the factor will be 100%. If the lead time provided is between 8 and 12 weeks, then the factor will be 115%. If the lead time provided is less than 8 weeks, then the factor will be 125%. Given these base prices and lead-time factors, the prices to be charged for each component shipped during 1998 are listed in the table below.

                           PRICES CHARGED DURING 1998

                                           Lead Time        Price          Price Per     Valve Set
              Lead Time Provided            Factor         Per Disc         Orifice      Equivalent
              ------------------            ------         --------         -------      ----------
          13 weeks or more                   100%             [*]              [*]           [*]
          8 to 12 weeks                      115%             [*]              [*]           [*]
          Less Than 8 weeks                  125%             [*]              [*]           [*]

         The "lead time provided" is the time between receipt by Sulzer Carbomedics, either by fax or by another method of delivery, of a valid, signed purchase order and the later of the dates when the first shipment on that purchase order is requested or when it is shipped. If multiple shipments are requested on a single purchase order, the same component prices will be charged for all components on that purchase order, and the lead-time factor will be determined on the basis of the first shipment on the purchase order.

         The prices charged will be adjusted for inflation each calendar year in accordance with Section 3(b) of this Agreement.

MINIMUM PURCHASE QUANTITIES

         The minimum purchase quantities described in Section 4 of this Agreement are listed in the table below.

                           Calendar           Valve Set
                             Year            Equivalents
                             ----            -----------
                             1998                 [*]
                             1999                 [*]
                             2000                 [*]

         * Confidential portion omitted and filed separately with the SEC.

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

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                                    EXHIBIT C

                                  RAW MATERIALS


Graphite Substrate, AXF-5Q with tungsten loading per the TAB, or equivalent


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